UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 13, 2014

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On August 13, 2014, at the Xilinx, Inc. (the “Company”) 2014 Annual Meeting of Stockholders, the Company’s stockholders approved the proposals listed below. The final results for the votes regarding each proposal are also set forth below. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on May 30, 2014.

1	Elect eight nominees for director to serve on the Board of Directors for the ensuing year or until their successors are duly elected and qualified:
	Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
	Philip T. Gianos	200,619,943	4,533,410	277,217	21,310,587
	Moshe N. Gavrielov	201,529,108	3,633,997	267,465	21,310,587
	John L. Doyle	200,491,833	4,679,296	259,441	21,310,587
	William G. Howard, Jr.	200,595,097	4,571,856	263,617	21,310,587
	J. Michael Patterson	203,200,862	1,969,784	259,925	21,310,586
	Albert A. Pimentel	203,356,832	1,795,684	278,053	21,310,588
	Marshall C. Turner	203,283,883	1,886,899	259,788	21,310,587
	Elizabeth W. Vanderslice	199,688,672	5,472,852	269,047	21,310,586

2	Approve an amendment to the 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		203,511,458	854,133	1,064,975	21,310,591

3	Approve an amendment to the 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,000,000 shares.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		184,910,811	20,137,555	382,199	21,310,592

4	Approve, on an advisory basis, the compensation of the named executive officers of the Company.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		196,522,593	8,467,512	440,094	21,310,958

5	Ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as external auditors of Xilinx, for the fiscal year ending March 28, 2015.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		222,527,688	3,728,050	485,419	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: August 15, 2014	By:	/s/ Jon A. Olson
Jon A. Olson
Executive Vice President, Finance
and Chief Financial Officer